Exhibit 1.01

Allot Ltd.

Conflict Minerals Report
For the reporting period from January 1 to December 31, 2024

INTRODUCTION

This Conflict Minerals Report (the “Report”) of Allot Ltd. ( “Allot,” “Company,” “we” or “us”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period between January 1 and December 31, 2024 (the “2024 calendar year”). The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products (“Covered Products”) and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals (“Conflict Minerals”) are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten, or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively with the DRC, the “Covered Countries”).

REASONABLE COUNTRY OF ORIGIN INQUIRY

Pursuant to the Rule, the Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals, which was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries or whether any of the Conflict Minerals may be from recycled or scrap sources. Following this inquiry, the Company had reason to believe that during the calendar year 2024:

-	Allot has manufactured or contracted to manufacture products as to which Conflict Minerals are necessary to the functionality or production of those products; and

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Based on its good faith RCOI, Allot has reason to believe that certain of the Conflict Minerals necessary to the functionality or production of such Covered Products may have originated in one or more of the Covered Countries and that such Conflict Minerals may not be from recycled or scrap sources.

Therefore, the Company performed due diligence on the source and chain of custody of the Conflict Minerals. There is significant overlap between the Company’s RCOI efforts and its due diligence measures performed. The due diligence measures performed by the Company are discussed below.

Allot is filing this Report with its Form SD as required under the Rule. This Report has not been subject to an independent private sector audit.

PART I. DESCRIPTION OF THE COMPANY’S PRODUCTS COVERED BY THIS REPORT

Allot is a provider of leading innovative security solutions and network intelligence for mobile, fixed and cloud service providers as well as enterprises worldwide. Allot’s solutions are deployed globally for network-based security, including mobile security, distributed denial of service protection and Internet of Things security, network and application analytics, traffic control and shaping, and more. More recently, Allot has cultivated a strategic focus on the expansion and advancement of our Security-as-a-service product offerings. As described in this Report, during the reporting period between January 1 and December 31, 2024, certain of the Company’s operations manufactured, or contracted to manufacture, Covered Products for which the Conflict Minerals are necessary to the functionality or production of those products.

During the 2024 calendar year, the Covered Products included the following:

-	Allot Service Gateway Tera
	o	Highly scalable mobile platforms that enable Internet providers to manage high-speed broadband performance and to control infrastructure and operating costs.

PART II. THE COMPANY’S DUE DILIGENCE PROCESS

The Company’s due diligence measures have been designed to conform to the five-step framework laid out by the Organization for Economic Co-operation and Development in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016) including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

OECD Guidance Step 1: Establish strong company management systems for Conflict Minerals supply chain due diligence and reporting compliance.

Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas.

The Company has adopted a policy statement relating to the Conflict Minerals (the “Policy”), which incorporates the standards set forth in the OECD Guidance. Specifically, the Policy states that the Company supports the actions of governments and organizations to increase supply chain transparency and enable companies to source conflict-free minerals. Further, the Company has initiated a comprehensive process to meet its regulatory obligations related to the sourcing of Conflict Minerals, taking steps to expand its supply chain due diligence measures and internal controls for the Conflict Minerals.

The Policy is available on the Company’s website at https://www.allot.com/corporate/about/quality-management/.

Structure internal management systems to support supply chain due diligence.

The Company’s compliance with the Policy and the Rule is overseen by the head of the Company’s engineering department. A team of subject matter experts from relevant departments within the Company, including the engineering, quality assurance and legal departments, is collectively responsible for implementing the Company’s Conflict Minerals strategy and compliance processes and for training employees outside of the team on their roles and responsibilities in connection with the compliance program. Additionally, this team meets regularly to assess the progress of the Company’s compliance program and reports to management from time to time. As in past years, the team reported progress and results of its due diligence efforts to management at review sessions held at various times throughout the 2024 calendar year.

Establish a system of controls and transparency over the Conflict Mineral supply chain.

The Company has established a system of controls to promote transparency over its Conflict Minerals supply chain by utilizing the Conflict Minerals Reporting Template (as further described below), which is designed to facilitate the transfer of information through the supply chain regarding each mineral’s country of origin and the smelters and refiners being utilized for the mineral.

To educate its senior management regarding sourcing practices, the Company has from time to time participated in various focus groups and forums relating to responsible sourcing of Conflict Minerals, including several presentations given by the Institute of Printed Circuits, ILTAM – The Israeli Users’ Association of Advanced Technologies in Hi-Tech Integrated Systems.

Consistent with the Company’s commitment to sourcing products from suppliers that share its values with regard to human rights, ethics and social and environmental responsibility, as outlined in the Policy, and in compliance with the Rule, the Company has undertaken a multi-stage diligence inquiry to verify the possible sources of the Conflict Minerals contained in the products manufactured or contracted to be manufactured by the Company. The team overseeing the Company’s Conflict Minerals strategy and compliance program led this inquiry, with each focus group listed below tasked with specific responsibilities relating to the due diligence efforts:

-	Engineering focus group
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Identifying and providing information regarding all parts and components used in all products manufactured or contracted to be manufactured by the Company, and all raw materials used in the manufacturing process.

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Establishing and implementing a new and advanced module, within our new Product Lifecycle Management system, for tracking and reporting various data on adherence to standards by the manufacturers of the parts and components used in our products. The module is based on software developed by GreenSoft Technology, Inc.

	-	Finding substitutions for parts and components if their manufacturers fail to meet certain standards.

-	Quality assurance focus group
	-	By incorporating relevant requirements in the purchase orders, ensuring that the Company’s Policy is addressed and implemented by suppliers in contracts and purchase orders.

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By making the Conflict Minerals Reports available on the Company’s corporate webiste, promoting transparency and ensuring that information concerning the Company’s compliance is available to customers and sales personnel.

-	Legal focus group
	-	Ensuring that the Company complies with relevant laws, regulations and contractual obligations, including the related reporting requirements, contract reviews and other issues.

Strengthen the Company’s engagement with suppliers.

The Company informs its in-scope manufacturers and suppliers of its materials disclosure requirements, including its compliance with the OECD Guidance and the Rule, and of specification updates that the Company communicates and tracks electronically. Moreover, under the terms and conditions of the Company’s purchase orders and contracts, manufacturers and suppliers are expressly required to procure the Conflict Minerals from sources that have been verified as conflict-free and to support the supply chain due diligence process employed by the Company.

Establish a Company-level grievance mechanism.

The Company maintains an open reporting system through which employees and third parties may report concerns about potential or actual violations of the Policy. Concerns may be reported anonymously or for attribution through several channels, including through an employee’s immediate manager or the Company’s legal department.

OECD Guidance Step 2: Identify and assess risks in the Company’s supply chain.

Identify risks in the supply chain.

The Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company’s supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the Company’s manufacture of the Covered Products and the original sources of Conflict Minerals. As a result, the Company designed its due diligence process to conform to the requirements of the Rule and the OECD Guidance, as applicable for downstream companies. The Company relied and continues to rely on its suppliers to provide information regarding the origin of Conflict Minerals included in the Covered Products.

Because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company relied on communications with suppliers to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The first step in the Company’s due diligence process was to determine which products manufactured or contracted to be manufactured by the Company during the 2024 calendar year may fall within the scope of the Rule and which first-tier suppliers and manufacturers the Company ought to engage in its due diligence efforts.

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The engineering focus group reviewed the catalog of the products manufactured or contracted to be manufactured by the Company in the 2024 calendar year to determine which components contain Conflict Minerals necessary to the functionality or production of the products. The Company’s Product Lifecycle Management software was used to generate a list of all of the components of these products. Based on the components used in products manufactured or contracted to be manufactured by the Company, the Covered Products were identified. The Covered Products are listed in Part I of this Report.

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The engineering focus group also generated through the Company’s Product Lifecycle Management system a list of the manufacturers or suppliers of the components of the Covered Products, allowing the engineering focus group to identify the Company’s first-tier manufacturers and suppliers.

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Based on the engineering focus group’s findings, the Company engaged during the 2024 calendar year an expert-consulting agency, GreenSoft Technology, Inc., in order to assist with gathering relevant information needed for updating the Company’s Product Governance and Compliance module, a tool designed to help manufacturers manage various kinds of product compliance, including the ability to audit the presence and amount of regulated substances used in their products. This module stores and helps analyze information, such as documents received from manufacturers and suppliers, reflecting active components used by the Company and the degree to which the Company’s manufacturers and suppliers adhere to relevant laws. In recording this data, the system ensures a fixed tracking of sources of components and raw materials.

Once the final first-tier manufacturer and supplier list was confirmed, all manufacturers and suppliers identified in connection with the Covered Products were then contacted by GreenSoft Technology, Inc. and provided with a supply chain survey in the form of the Conflict Minerals Reporting Template (the “Template”) of the Responsible Business Alliance (the “RBA”). The RBA oversees the Responsible Minerals Initiative (formerly the Conflict-Free Sourcing Initiative, or the “CFSI”) (the “RMI”). The Company modeled its survey after version 6.22 of the Template. In its cover letter enclosing the survey, GreenSoft Technology, Inc. (i) reiterated the requirements of the Rule and its applicability to the Company, (ii) expressed the Company's goal to become a “conflict-free” company and its expectation that its suppliers take similar measures with their suppliers, and (iii) requested that each recipient manufacturer or supplier complete the survey for all products supplied to the Company during the 2024 calendar year.

As set forth in the Template and the OECD Guidance, manufacturers and suppliers which completed the survey, made representations or provided information regarding the following:

-	the country of origin for the Conflict Minerals contained in the components or products provided by the solicited manufacturer or supplier to the Company;

-	whether such Conflict Minerals directly or indirectly finance armed conflict in the Covered Countries;

-	all of the smelters in the manufacturer or supplier’s supply chain for such Conflict Minerals;

-	whether such smelters have been validated as in compliance with the RMI’s Responsible Minerals Assurance Process (formerly the Conflict-Free Smelter Program, or the “CFSP”) (the “RMAP”);

-	whether the manufacturer or supplier has its own Conflict Minerals policy that requires its own direct suppliers to be DRC conflict-free; and

-	whether the manufacturer or supplier uses the Template with its own suppliers to gather similar information.

Assess risk in the supply chain.

The information in the surveys received from manufacturers and suppliers was compared against the RMAP’s “conformant” and “active” smelters list. The Company adopted the following multi-step process to evaluate the surveys:

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If correctly completed, each survey identified the smelters and refiners within the solicited supplier’s or manufacturer’s supply chain. Thus, the Company compared each completed survey against the RMAP’s “conformant” and “active” smelters list to determine whether the smelters or refiners associated with the surveyed supplier or manufacturer qualified as “conformant” or “active.” The RMAP is a program in which the RMI uses independent third-party auditors to audit the source, including origin of mines and chain of custody, of the Conflict Minerals processed by smelters and refiners which agree to undergo an audit or to take part in a cross-recognition program.

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The smelter or refiner is considered RMAP “conformant” if the audited smelter or refiner has successfully completed an RMAP audit and maintains good standing in the program, through a continual validation process. These smelters or refiners have the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities.

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Smelters and refiners labeled as RMAP “active” by the RMI represent smelters and refiners that have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on- site assessment. These may be in the pre-assessment, assessment or corrective-action phases of the assessment. The RMI notes on the active smelters list the names of any smelters or refiners that have left the “active” or “conformant” list and intend to re-enter the program.

•
Downstream smelters or refiners may not take part in the RMAP. However, they may participate in the RMI’s Downstream Audit Program, an independent validation of companies’ sourcing practices outside of the RMAP audit process.

-	The Company worked with individual manufacturers and suppliers that had questions or concerns regarding the survey modeled after the Template or regarding the Rule.

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Manufacturers and suppliers that returned surveys that appeared to be incomplete or incorrect were contacted again with a follow-up request to provide the missing information or to correct the inaccuracies.

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Manufacturers and suppliers that failed to respond to the follow-up request were issued an official notification by the Company’s senior officers informing them that continued refusal could result in cancelation of all contractual engagements, following which notification such manufacturers and suppliers provided the requested information to the Company.

All completed surveys received from suppliers were stored electronically in a central location accessible to authorized employees of the Company involved in the due diligence process and will be retained in accordance with the Company’s document retention guidelines.

Following the process outlined above, as of December 31, 2024, the Company received completed survey responses from approximately 100% of manufacturers and suppliers on the list responsible for manufactured parts used in the Covered Products included in the supply chain survey. The Company relied on the completed surveys it received from its manufacturers and suppliers as the main source of documentation supporting the representations made by such parties regarding the source and chain of custody of relevant Conflict Minerals.

OECD Guidance Step 3: Design and implement a strategy to respond to identified risks.

Report findings to designated senior management.

The team overseeing the Company’s Conflict Minerals strategy and compliance program reported its due diligence findings to senior management overseeing the supply chain and engineering departments, including the Quality Assurance Manager and the Vice President for Operations. All completed surveys from manufacturers and suppliers were stored electronically in a central location accessible to authorized employees in the Company’s engineering and legal departments. The Company’s quality assurance department was involved in the design and was responsible for the internal audit of the due diligence process.

Devise, adopt and implement a risk management plan.

In light of the complexity of the Company’s and its suppliers’ supply chains, the Company is currently unable to assess adequately all of the risks in its supply chain. However, the Company has taken and continues to take steps to manage risks, including:

-	engaging with manufacturers and suppliers to obtain current, accurate and complete information about the Company’s supply chains;

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encouraging manufacturers and suppliers to implement responsible sourcing and based on the Company’s status as a downstream company with limited control over smelters and refiners, asking manufacturers and suppliers to encourage smelters and refiners to obtain a “conflict-free” or otherwise RMAP “conformant” designation from an independent, third-party auditor;

-	taking part in industry initiatives promoting “conflict-free” supply chains; and

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advocating that our industry membership organizations develop and implement due diligence capability training modules in cooperation with relevant international organizations, non-governmental organizations, stakeholders and other experts.

Monitor risk mitigation efforts and report back to designated senior management.

To monitor and track the performance of risk management efforts, the Company relies on supplier survey updates and supplier RMAP updates. The status of such efforts is communicated in meetings of the internal team charged with executing the Company’s Conflict Minerals strategy and compliance processes.

The Company employs an escalation process whereby it promptly engages directly with suppliers or manufacturers upon obtaining any information that may indicate that such suppliers or manufacturers may be sourcing Conflict Minerals from any of the Covered Countries. Various steps taken by the Company in such instances may include requiring a contracted supplier or manufacturer to find an alternative source for the Covered Minerals for use in products or components supplied to the Company, or, if appropriate in light of all relevant factors, suspending or terminating a contractual relationship with the supplier or manufacturer. The Company’s risk management plan is ultimately to discontinue doing business with any supplier found to be purchasing the Conflict Minerals, the trading of which directly or indirectly finance or benefit armed groups in the Covered Countries, after attempts at corrective actions are not successful.

Undertake additional fact and risk assessments for risks requiring mitigation or after a change in circumstances.

To undertake additional fact and risk assessments for risks requiring mitigation or after a change of circumstances, the Company relies on a supplier re-approval process as set forth in its Policy.

OECD Guidance Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices.

Due to the Company’s position in the supply chain, the Company does not have a direct relationship with smelters and refiners, nor does it perform direct audits of the smelters and refiners that provide its supply chain with the Conflict Minerals contained in the Company’s Covered Products. The Company relies upon industry efforts to influence smelters and refiners to undergo audits and become certified through the RMAP.

OECD Guidance Step 5: Report annually on supply chain due diligence.

The Company has filed with the Securities and Exchange Commission its specialized disclosure report on Form SD, which includes this Conflict Minerals Report as Exhibit 1.01, for the reporting period from January 1 to December 31, 2024. In accordance with OECD Guidance and the Rule, the Company has also made these disclosures available on its website at https://investors.allot.com/financial-information/sec-filings.

PART III. THE COMPANY’S DUE DILIGENCE FINDINGS AND CONCLUSIONS

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products which contain Conflict Minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. We also rely, to a large extent, on information collected and provided by responsible mineral sourcing validation programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. The supply chain of commodities such as Conflict Minerals is a multi- step process operating more or less on a daily basis, with ores being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use. Since we do not have direct contractual relationships with smelters and refiners, we rely on our direct suppliers and the entire supply chain to determine the mine or location of origin of Conflict Minerals and to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. We directly seek sourcing data on a periodic basis from our direct suppliers as well as certain smelters and refiners. We ask that the data cover the entire reporting year, and we seek to use contract provisions requiring the suppliers to promptly update us in the event that the sourcing data changes.

Country of Origin of the Conflict Minerals in the Covered Products

Based on the information obtained by the Company during the due diligence process, the Company does not have sufficient information, with respect to the Covered Products, to determine the country of origin of all of the Conflict Minerals contained in the Covered Products or to determine whether the Covered Products directly or indirectly finance or benefit armed groups in the Covered Countries. However, based on the information that has been obtained, to the extent reasonably determinable by the Company, with respect to the smelters and refineries identified by the Company, such countries of origin are believed to include, to the extent known, the following countries: Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China (Mainland), Colombia, Czech Republic, Democratic Republic of the Congo, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Lithuania, Malaysia, Mauritania, Mexico, Myanmar, Netherlands, New Zealand, North Macedonia, Norway, Peru, Philippines, Poland, Portugal, Republic of Korea, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United Republic of Tanzania, United States of America, Uzbekistan, Vietnam, Zambia, Zimbabwe.

Facilities Used to Process the Conflict Minerals in the Covered Products

Following the process outlined above, the Company received responses from approximately 100% of the surveyed suppliers. Therefore, the Company was unable to conclusively determine the origin of all the Conflict Minerals contained in the Covered Products.

However, based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products during the covered period included the smelters and refineries listed on Appendix A to this Report. The smelters and refiners that the Company has been able to determine as RMAP “conformant” are identified by an asterisk in Appendix A. The smelters and refiners which are in “active” RMAP status are identified by two asterisks. The smelters and refiners identified in Appendix A to this Report were identified by our suppliers and the Company cannot be certain that these smelters and refiners were in fact in the Company’s supply chain during the period covered by this Report.

PART IV. IMPLEMENTATION OF STRATEGIES TO RESPOND TO IDENTIFIED RISKS AND FUTURE STEPS

We have taken, and intend to continue to take, steps to improve our due diligence processes and to minimize the risk that our necessary Conflict Minerals benefit armed groups. Going forward, the Company plans to continue to engage with its manufacturers and suppliers to obtain current, accurate and complete information about its supply chains  and will continue to improve its due diligence efforts to ensure responsible sourcing in compliance with the Policy. The Company further intends to collaborate with key stakeholders to identify relevant risks and improve systems of raising grievances related to conditions in and around mining. The Company also intends to continue its engagement with industry programs, stakeholders and groups to encourage the further development, adoption, improvement and reliability of relevant programs, tools and standards. The Company intends to continue monitoring the performance and efficiency of its due diligence efforts and to maintain its risk management plan, which includes due diligence reviews of suppliers, smelters and refiners sourcing from the Covered Countries and procedures designed to account for any new risks in the risk management plan. The Company also plans to continue to encourage its suppliers to adopt best practices for the responsible sourcing of materials and use conflict-free or otherwise RMAP “conformant” smelters and refiners as capacity becomes available. As it has done in the past, the Company may also elect to contact or follow up with smelter and refinery facilities that have not received a “conflict-free” or otherwise RMAP “conformant” designation from an independent third-party audit program, such as the RMAP, to encourage their participation in such a program, request country of origin and chain of custody information, and encourage their participation in an independent third-party audit program.

Appendix A

CURRENTLY KNOWN SMELTER AND REFINERY LIST

Metal	Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC*	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company*	UNITED STATES OF AMERICA
Gold	Agosi AG*	GERMANY
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Aurubis AG*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden Ronnskar*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining*	JAPAN
Gold	Coimpa Industrial LTDA*	BRAZIL
Gold	Dowa*	JAPAN
Gold	DSC (Do Sung Corporation)*	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant*	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant*	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant*	JAPAN
Gold	GG Refinery Ltd.*	TANZANIA, UNITED REPUBLIC OF
Gold	Gold by Gold Colombia*	COLOMBIA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Germany GmbH Co. KG*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA

* RMAP “conformant,” based on RMI ** RMAP “active” list

Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Italpreziosi*	ITALY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Zinc Co., Ltd.*	KOREA, REPUBLIC OF
Gold	LS MnM Inc.*	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.*	KOREA, REPUBLIC OF
Gold	Materion*	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.*	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MKS PAMP SA*	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
Gold	NH Recytech Company*	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Precinox S.A.*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	REMONDIS PMR B.V.*	NETHERLANDS
Gold	Royal Canadian Mint*	CANADA
Gold	SAFINA A.S.*	CZECHIA
Gold	SEMPSA Joyeria Plateria S.A.*	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.*	CHINA

* RMAP “conformant,” based on RMI ** RMAP “active” list

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Solar Applied Materials Technology Corp.*	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	SungEel HiMetal Co., Ltd.*	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	TOO Tau-Ken-Altyn*	KAZAKHSTAN
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
Gold	Valcambi S.A.*	SWITZERLAND
Gold	WEEEREFINING*	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamakin Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Bangalore Refinery**	INDIA
Gold	Ogussa Osterreichische Gold- und Silber- Scheideanstalt GmbH**	AUSTRIA
Gold	Sam Precious Metals	UNITED ARAB EMIRATES
Gold	Dongwu Gold Group	CHINA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	MD Overseas	INDIA
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	K.A. Rasmussen	NORWAY
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Sovereign Metals	INDIA

* RMAP “conformant,” based on RMI ** RMAP “active” list

Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Gold Coast Refinery	GHANA
Gold	African Gold Refinery	UGANDA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Safimet S.p.A	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	JALAN & Company	INDIA
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	RUSSIAN FEDERATION
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Sai Refinery	INDIA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	8853 S.p.A.	ITALY
Gold	L'Orfebre S.A.	ANDORRA
Gold	SAAMP	FRANCE
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Industrial Refining Company	BELGIUM
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Morris and Watson	NEW ZEALAND

* RMAP “conformant,” based on RMI ** RMAP “active” list

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Caridad	MEXICO
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Asahi Pretec Corp.	JAPAN

* RMAP “conformant,” based on RMI ** RMAP “active” list

Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Hang Seng Technology	CHINA
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	Jinlong Copper Co.,Ltd.	CHINA
Gold	KP Sanghvi International Pvt Ltd	INDIA
Gold	Nyrstar Clarksville	UNITED STATES OF AMERICA
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold	Shandong Zhongkuang Group Co.,Ltd.	CHINA
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA
Gold	Sino-platinum Metals CO.,Ltd	CHINA
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Value Trading BV	BELGIUM
Gold	Wuzhong Group	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Tantalum	AMG Brasil*	BRAZIL
Tantalum	Asaka Riken Co., Ltd.*	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	CHINA

* RMAP “conformant,” based on RMI ** RMAP “active” list

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET de Mexico*	MEXICO
Tantalum	Materion Newton Inc.*	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineracao Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	Plansee SE Reutte*	AUSTRIA
Tantalum	PowerX Ltd.*	RWANDA
Tantalum	QuantumClean*	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum	RFH Recycling Metals Co., Ltd.*	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	CHINA
Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	TANIOBIS Co., Ltd.*	THAILAND
Tantalum	TANIOBIS GmbH*	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.*	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	GERMANY
Tantalum	Telex Metals*	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.*	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	5D Production OU	ESTONIA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	ANHUI HERRMAN IMPEX CO., LTD	CHINA

* RMAP “conformant,” based on RMI ** RMAP “active” list

Tantalum	Avon Specialty Metals	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Meta Materials	NORTH MACEDONIA
Tantalum	Zhuzhou Cemented Carbide Group Co. Ltd	CHINA
Tin	Aurubis Beerse*	BELGIUM
Tin	Aurubis Berango*	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	BRAZIL
Tin	CRM Synergies*	SPAIN
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dowa*	JAPAN
Tin	DS Myanmar*	MYANMAR
Tin	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.*	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.*	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tin	Luna Smelter, Ltd.*	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)*	MALAYSIA
Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.*	BRAZIL

* RMAP “conformant,” based on RMI ** RMAP “active” list

Tin	Mining Minerals Resources SARL*	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Babel Surya Alam Lestari*	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Serumpun*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Cipta Persada Mulia*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Mitra Sukses Globalindo*	INDONESIA
Tin	PT Premium Tin Indonesia*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)*	INDONESIA
Tin	PT Rajawali Rimba Perkasa*	INDONESIA
Tin	PT Rajehan Ariq*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)*	INDONESIA
Tin	PT Timah Nusantara*	INDONESIA
Tin	PT Timah Tbk Kundur*	INDONESIA
Tin	PT Timah Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	Resind Industria e Comercio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Super Ligas*	BRAZIL
Tin	Thaisarco*	THAILAND

* RMAP “conformant,” based on RMI ** RMAP “active” list

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	CHINA
Tin	Tin Technology & Refining*	UNITED STATES OF AMERICA
Tin	TRATHO Metal Quimica*	BRAZIL
Tin	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Melt Metais e Ligas S.A.**	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	PT Panca Mega Persada	INDONESIA
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	DingNan JiaWang HuanBao Co. LTD	CHINA
Tin	DONG GUAN SHI XI DA HAN XI PRODUCT CO., LTD	CHINA
Tin	Dragon Silver Holdings Limited	CHINA

* RMAP “conformant,” based on RMI ** RMAP “active” list

Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guangxi Non-ferrous Metals Group Co..ltd	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Hezhou Jinwei Tin Co., Ltd	CHINA
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	HUIZHOU LIAN JING METAL MATERIAL CO.,LTD	CHINA
Tin	Hunan Xianghualing Tin Co. ltd	CHINA
Tin	KOBE STEEL, LTD.	CHINA
Tin	KOBE STEEL, LTD.	JAPAN
Tin	Ma On Shuguang Smelting Plant	CHINA
Tin	Materials Eco-Refining CO.,LTD	JAPAN
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Minchali Metal Industry Co.,Ltd	TAIWAN, PROVINCE OF CHINA
Tin	Ming Li Jia Smelt Metal Factory	CHINA
Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Rian Resources SDN. BHD.	MALAYSIA
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	Shangrao Xuri Smelting Factory	CHINA
Tin	SIGMA TIN ALLOY CO., LTD	CHINA
Tin	SUZHOU NUONENGDA CHEMICAL CO.,LTD	CHINA
Tin	Taicang City Nancang Metal Material Co.,Ltd	CHINA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	TIN PLATING GEJIU	CHINA
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tin	XiaMen YiQuan Precision Metal Co., Ltd	CHINA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA

* RMAP “conformant,” based on RMI ** RMAP “active” list

Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA
Tungsten	A.L.M.T. Corp.*	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	China Molybdenum Tungsten Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Cronimet Brasil Ltda*	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders LLC*	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.*	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	CHINA
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Jiujiang Tanbre Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville*	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Resources Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Masan High-Tech Materials*	VIET NAM
Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.*	CHINA
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	GERMANY

* RMAP “conformant,” based on RMI ** RMAP “active” list

Tungsten	Tungsten Vietnam Joint Stock Company*	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG*	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Kenee Mining Corporation Vietnam	VIET NAM
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Avon Specialty Metals	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten	BESEEM MINING CO., LTD.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Plansee Group	GERMANY
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

* RMAP “conformant,” based on RMI ** RMAP “active” list